EXHIBIT 4.3

FORM OF GT WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, PURSUANT TO AN EXEMPTION UNDER SECTION 13 OF SUCH ACT, THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER STATE. THIS WARRANT AND ANY OF SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SAID ACTS AND ALL OTHER APPLICABLE SECURITIES LAWS UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

WARRANT TO PURCHASE SHARES OF

COMMON STOCK OF GUIDED THERAPEUTICS, INC.

Date of Issuance: [date of GT Financing]

THIS CERTIFIES that, for value received, _______________, or registered assigns (the "holder"), is entitled to purchase, subject to the provisions of this warrant, from SpectRx, Inc., a Delaware corporation ("SpectRx"), _____ shares of the Common Stock, no par value, of Guided Therapeutics, Inc., a Delaware corporation ("GT"), at the price of $0.01 per share (the "Exercise Price"). This warrant is hereinafter referred to as the "Warrant," and the shares of Common Stock issuable pursuant to the terms hereof are hereinafter sometimes referred to as "Warrant Shares."

ARTICLE I

CERTAIN DEFINITIONS

For all purposes of this Warrant, unless the context otherwise requires, the following terms shall have the following respective meanings:

"Act": the federal Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

"Common Stock": GT's authorized Common Stock, no par value, as such class exists on the date of this Warrant.

"Commission": the Securities and Exchange Commission, or any other federal agency then administering the Act.

"Exercise Price": the purchase price for any Warrant Share purchasable under this Warrant.

"Fair Market Value": defined in Section 3.1.

"GT": Guided Therapeutics, Inc., a Delaware corporation, located at 4955 Avalon Ridge Parkway, Suite 300, Norcross, Georgia 30071-1591.

"Person": any individual, corporation, partnership, trust, unincorporated organization and any government, and any political subdivision, instrumentality or agency thereof.

"SpectRx": SpectRx, Inc., Inc., a Delaware corporation, located at 4955 Avalon Ridge Parkway, Suite 300, Norcross, Georgia 30071-1591, and any other corporation assuming or required to assume the Warrants pursuant to Article V.

"Warrant Office": defined in Section 3.1.

"Warrant Shares": the shares of Common Stock purchasable by the holder of this Warrant upon the exercise of this Warrant.

ARTICLE II

EXERCISE OF WARRANT

SECTION 2.1. Method of Exercise. This Warrant may be exercised at any time on or before [__________] [the date that is five years from the date of issuance of the Warrant.]. To exercise this Warrant, the holder hereof shall deliver to SpectRx, at the Warrant Office designated pursuant to Section 3.1, (a) a written notice, in substantially the form of the Subscription Notice attached hereto as Exhibit A, of such holder's election to exercise this Warrant, which notice shall specify the number of shares with respect to which this Warrant is being exercised; (b) a check payable to the order of SpectRx in an amount equal to the Exercise Price for the number of shares of Common Stock being purchased; and (c) this Warrant. SpectRx shall, as promptly as practicable and in any event within fourteen (14) days thereafter, execute and deliver or cause to be executed and delivered, in accordance with said notice, a certificate or certificates representing the aggregate number of shares of Common Stock for which this Warrant is being exercised. The stock certificate or certificates so delivered shall be in denominations of shares as may be specified in said notice and shall be issued in the name of the holder or such other name as shall be designated in said notice. GT shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of stock certificates, except that, in case stock certificates shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes that shall be payable upon the issuance of stock certificates shall be paid by the holder hereof at the time of delivery of the notice of exercise mentioned above or promptly upon receipt of a written request of GT for payment. GT agrees to cooperate with SpectRx in the issuance of certificates contemplated hereby.

SECTION 2.2. Cashless Exercise. Notwithstanding Section 2.1 above or anything in this Warrant to the contrary, the holder may elect to pay all or a portion of the Exercise Price by reducing the number of Warrant Shares to be issued by surrender of this Warrant at the office of SpectRx's principal office (or at such other location as SpectRx may advise the holder in writing) so that holder need not pay any cash consideration for the Exercise Price, together with a written notice of holder's intent to exercise the Warrant in accordance with this Section 2.2, in which event SpectRx shall transfer to the holder that number of Warrant Shares computed using the following formula:

Shares = SP x (FMV - EP)
 FMV

Where:

(a) Shares equals the number of Warrant Shares to be transferred to the holder;

(b) SP represents the number of Warrant Shares subject to this Warrant (as adjusted to the date of such exercise) for which the Warrant is being exercised;

(c) FMV equals the Fair Market Value; and

(d) EP equals the Exercise Price.

Under no circumstances will the number of Warrant Shares issuable pursuant to this Section 2.2 exceed the number of Warrant Shares (as adjusted according to the provisions of Article V) otherwise issuable to the holder.

SECTION 2.3. Fair Market Value. "Fair Market Value" shall mean, at any date and with respect to one (1) Warrant Share, (i) if the exercise is in connection with the initial public offering of the Common Stock, the initial public offering price (before deducting commission, discounts or expenses) at which the Common Stock is sold in such offering, (ii) if a public market for the Common Stock exists at the time of such exercise, the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value; or (iii) if there is no public market for the Common Stock, the price per share determined by the members of the Board of Directors of SpectRx in good faith.

SECTION 2.4. Shares to be Fully Paid and Nonassessable. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable.

SECTION 2.5. Acknowledgment of Continuing Obligation. SpectRx shall, at the time of any exercise of this Warrant, upon request of the holder hereof, acknowledge in writing its continuing obligation to such holder in respect of any rights to which the holder shall continue to be entitled after exercise in accordance with this Warrant; provided, however, that the failure of the holder to make any such request shall not affect the continuing obligation of SpectRx to the holder in respect of such rights.

ARTICLE III

WARRANT OFFICE; TRANSFER, DIVISION
OR COMBINATION OF WARRANTS

SECTION 3.1. Warrant Office. SpectRx shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be SpectRx's location set forth in Article I hereof, and may subsequently be such other office of SpectRx or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to all of the holders of the Warrants.

SECTION 3.2. Ownership of Warrant. SpectRx may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than SpectRx) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article III.

SECTION 3.3. Transfer of Warrant. SpectRx agrees to maintain at the Warrant Office books for the registration of permitted transfers of this Warrant. Subject to Article IV, this Warrant and all rights hereunder are transferable on the books at that office, upon surrender of this Warrant at that office, together with a written assignment of this Warrant duly executed by the holder hereof or his duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of the transfer. Subject to Article IV, upon surrender and payment of such funds, SpectRx shall execute and deliver a new Warrant in the name of the assignee, and this Warrant shall promptly be canceled. A Warrant may be exercised by a new holder for the purchase of shares of Common Stock without having a new warrant issued.

SECTION 3.4. Expenses of Delivery of Warrants. SpectRx shall pay all expenses, taxes (other than transfer taxes), and other charges payable in connection with the preparation, issuance and delivery of new Warrants hereunder. Notwithstanding the foregoing, SpectRx shall not be responsible for the payment of federal, state or local income taxes for the holder hereof for which the holder is or may become liable for as a result of the exercise of this Warrant or the issuance of Warrant Shares as a result of such exercise.

ARTICLE IV

RESTRICTION ON TRANSFER

SECTION 4.1. Restrictions on Transfer.

(a) Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant shall not be exercisable or transferable except upon the conditions specified in this Article IV, which conditions are intended, among other things, to ensure compliance with the provisions of the Act in respect of the exercise or transfer of the Warrant.

(b) The holder of this Warrant, by acceptance hereof, agrees that it will not transfer this Warrant prior to delivery to SpectRx of any required opinion of the holder's counsel (as the opinion and counsel are described in Section 4.2 hereof).

SECTION 4.2. Opinion of Counsel. In connection with any transfer of this Warrant, the following provisions shall apply:

(a) If in the opinion of counsel acceptable to SpectRx, a proposed transfer of this Warrant may be effected without registration of this Warrant under the Act, the holder of this Warrant shall be entitled to transfer this Warrant in accordance with the proposed method of disposition; provided, however, that if the method of disposition would, in the opinion of such counsel, require that SpectRx take any action or execute and file with the commission or deliver to the holder or any other person any form or document in order to establish the entitlement of the holder to take advantage of such method of disposition, SpectRx agrees, at the cost of the holder, promptly to take any necessary action or execute and file or deliver any necessary form or document. Notwithstanding the foregoing, in no event will SpectRx be obligated to effect a registration under the Act so as to permit the proposed transfer of this Warrant or to take any action that will result in more than one transfer of this Warrant within each calendar year.

(b) If in the opinion of such counsel, the proposed transfer of this Warrant may not be effected without registration of this Warrant under the Act, the holder of this Warrant shall not be entitled to transfer this Warrant until such registration is effective.

ARTICLE V

RECLASSIFICATION, REORGANIZATION OR MERGER

In case of any stock dividend, stock split, combination of shares, reclassification, capital reorganization or other change of outstanding shares of Common Stock of GT, or in case of any consolidation or merger of GT with or into another corporation (other than a merger with a subsidiary in which merger GT is the continuing corporation or that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), the holder hereof shall have the right thereafter by exercising this Warrant to purchase from SpectRx the kind and amount of shares of stock and other securities and property received by SpectRx upon such stock dividend, stock split, combination of shares, reclassification, capital reorganization or other change, consolidation or merger, in respect of the number of shares of Common Stock that could have been purchased upon exercise of this Warrant immediately prior to such event or transaction. The foregoing provisions of this Article V shall similarly apply to successive stock dividends, stock splits, combinations of shares, reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations and mergers.

ARTICLE VI

CERTAIN COVENANTS OF SPECTRX

SpectRx covenants and agrees that it will own at all times, free from encumbrances other than those created hereby, a number of shares of Common Stock or other securities or property deliverable upon the exercise of this Warrant sufficient to enable it at any time to fulfill all its obligations hereunder.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. Entire Agreement. This Warrant and the Agreement and documents referenced herein and therein contain the entire agreement between the holder hereof and SpectRx with respect to the purchase of the Warrant Shares and supersede all prior arrangements or understandings with respect thereto.

SECTION 7.2. Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party that is entitled to the benefits thereof, and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the holder hereof and SpectRx, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with any term or condition of this Warrant.

SECTION 7.3. Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

SECTION 7.4. Filing of Warrant. A copy of this Warrant shall be filed in the records of SpectRx.

SECTION 7.5. Notice. Any notice or other document required or permitted to be given or delivered to the holder hereof shall be delivered personally, or sent by certified or registered mail, to each such holder at the last address shown on the books of SpectRx maintained at the Warrant Office for the registration of, and the registration of transfer of, the Warrant or at any more recent address of which any holder hereof shall have notified SpectRx in writing. Any notice or other document required or permitted to be given or delivered to SpectRx shall be delivered at, or sent by certified or registered mail to, the Warrant office, attention: President, or such other address within the United States of America as shall have been furnished by SpectRx to the holder hereof.

SECTION 7.6. Limitation of Liability; Not Stockholders. No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notice in respect of meetings of stockholders for the election of directors of GT or any other matter whatsoever as a stockholder of GT. No provision hereof, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any Warrant Shares or as a stockholder of GT, whether such liability is asserted by GT or by creditors of GT.

SECTION 7.7. Loss, Destruction, Etc. of Warrant. Upon receipt of evidence satisfactory to SpectRx of the loss, theft, mutilation or destruction of the Warrant, and in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to SpectRx, or in the event of such mutilation, upon surrender and cancellation of the Warrant, SpectRx will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated warrant. Any Warrant issued under the provisions of this Section 7.7 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of SpectRx.

IN WITNESS WHEREOF, SpectRx has caused this Warrant to be signed in its name by its authorized officer.

SPECTRX, INC.

By:
Name: Mark A. Samuels
 Title: Chairman & Chief Executive Officer

For purposes of Section 2.1:

GUIDED THERAPEUTICS, INC.

By:
Name: Mark A. Samuels
 Title: Chief Executive Officer

EXHIBIT A

SUBSCRIPTION NOTICE

Dated:

The undersigned hereby irrevocably elects to exercise its right to purchase                    shares of the Common Stock, no par value, of Guided Therapeutics, Inc., such right being pursuant to a Warrant dated _____________, and as issued to the undersigned by Guided Therapeutics, Inc., and remits herewith the sum of $                       in payment for same in accordance with the Exercise Price specified in said Warrant.

Name
(Please typewrite or print in block letters)

Address

Signature